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                                                                   EXHIBIT 10.20

April 17, 2001


VIA TELECOPY (949) 788-6706


NeoTherapeutics, Inc.
157 Technology Drive
Irvine, CA  92618
Attention:  Chief Financial Officer


Gentlemen:

This letter evidences a binding agreement among NeoTherapeutics, Inc. (the "Company"), Montrose Investments Ltd. ("Montrose"), HBK Master Fund L.P. ("Master Fund") and Strong River Investments, Inc. ("Strong River"), as follows:

1. Montrose and Strong River (the "Purchasers") hereby agree to purchase securities from the Company for a total purchase price of $24 million, as follows:

     a. Within two business days after the date of this letter, the Purchasers will purchase an aggregate of $6.0 million of the Company's common stock, $.001 par value per share (the "Common Stock"), at a purchase price of $5.10 per share under the Company's currently effective shelf registration statement.

     b. The Purchasers will purchaser convertible debentures (the "New Debentures") and fixed-price warrants (the "New Warrants") from the Company in two tranches, the first having an aggregate purchase price of $10 million and the second having an aggregate purchase price of $8 million, as described in Exhibit A.

     c. In lieu of a commitment fee, the Company hereby agrees to pay each Purchaser $500,000 if the first tranche of the New Debentures and New Warrants is not issued at the Initial Closing as contemplated in Exhibit A within 30 days after the date of this letter. If the first tranche of the New Debentures and New Warrants is so issued at the Initial Closing, but the second tranche of New Debentures and New Warrants is not issued at the Second Closing as contemplated in Exhibit A within seven months after the date of this letter agreement, then the Company will pay each Purchaser $400,000. Notwithstanding the foregoing, the Company will not be required to make payments under this paragraph if the Purchasers fail to negotiate the operative documents in good faith or fail to perform their obligations under the operative documents.

     d. The Company hereby grants a right of first refusal to the Purchasers on the terms set forth in Exhibit B.


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2.   Either Montrose or Master Fund is the holder of certain warrants to purchase Common Stock, as specified in Exhibit C (the "HBK Closing Warrants"). Strong River is the holder of certain warrants to purchase Common Stock, as specified in Exhibit D (the "Strong River Closing Warrants" and, together with the HBK Closing Warrants, the "Closing Warrants"). In addition, each of Montrose and Strong River is the holder of a Class B Warrant, dated as of April 6, 2000, to purchase up to a total of 2,000,000 shares of Common Stock (for each Warrant) on the terms set forth therein (the "Callable Warrants"). The holder of each Closing Warrant and each Callable Warrant is referred to herein as the "Holder."

     a. Notwithstanding any contrary provisions of any Closing Warrant, the Holder of a Closing Warrant will not be entitled to exercise such Closing Warrant until December 31, 2002.

     b. Notwithstanding any contrary provisions of any Callable Warrant, the Holder of a Callable Warrant will not be entitled to exercise such Callable Warrant pursuant to Section 3(b)(i) thereof until December 31, 2002; provided that the Holder may exercise such Callable Warrant in response to a Call Notice, with respect to the number of Warrant Shares subject to such Call Notice, from the time of delivery of such Call Notice until the Call Expiration Time applicable thereto (as such capitalized terms are defined in the Callable Warrant).

     c. Notwithstanding the foregoing, the restrictions on exercise of the Closing Warrants and the Callable Warrant set forth in the two preceding paragraphs will terminate as follows:

          i. 65 days after notice from the Holder to the Company, referencing this letter, requesting that such restrictions on exercise be waived with respect to all or a specified portion of such Closing Warrant or Callable Warrant; and

          ii. one business day prior to the occurrence of any events specified in clause (1) through (3) of Section 8(b) of the Callable Warrant or clause (i) through (v) of Section 8(d) of the Callable Warrant, it being understood that the intention of this paragraph is to allow the Holders to exercise such warrants and participate in (or otherwise take action with respect to) such event as a holder of the Common Stock issuable upon such exercise, and the Company will take any actions necessary to facilitate such exercise and participation.

3.   Each Callable Warrant is hereby amended as follows:

     a. The reference to $5.00 in Section 3(a)(iii)(i) of each Callable Warrant is hereby amended to refer instead to $2.00.

     b. The first sentence of Section 3(c) of each Callable Warrant is hereby amended by adding the following language to the end of such sentence:
          ";provided that if the average of the Per Share Market Values (as defined in Exhibit A) for the five Trading Days immediately preceding the Delivery Date of a Call Notice is less than $5.00, then the Exercise Price applicable to an exercise following such Call Notice shall equal the lower of (i) $33.75 (subject to equitable adjustment for stock splits, reverse splits, combinations and other similar events) and (ii) 95% of the Per Share Market Value on the Trading Day immediately following such Delivery Date."

4. Each Purchaser is the holder of an Adjustable Warrant, dated as of September 29, 2000 (the "Adjustable Warrants"). On or around March 16, 2001, each Purchaser exercised its Adjustable


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     Warrant with respect to the Second Vesting Date thereunder to purchase
     420,487 shares of Common Stock (840,974 share in the aggregate, referred to as the "Second Vesting Date Shares"). The Company has not yet issued certificates evidencing the Second Vesting Date Shares. The Adjustable Warrants are hereby amended as necessary to cause the number of Second Vesting Date Shares to be increased to an aggregate of 900,000 shares (450,000 shares for Montrose and 450,000 shares for Strong River), and the Company agrees to issue and deliver certificates evidencing such Second Vesting Date Shares promptly after the date hereof.

5. Pursuant to the Registration Rights Agreement, dated as of September 29, 2000, among the Company and the Purchaser (the "Registration Rights Agreement"), the Company is required to file an additional Registration Statement covering the resale by the Purchasers of the Second Vesting Date Shares. For purposes of determining the Company's obligations and the Purchaser's rights in connection with such additional Registration Statement (including the determination of whether an "Event" has occurred under Section 2(e) of the Registration Rights Agreement), the "Filing Date" applicable to such additional Registration Statement will be seven days after the Company files its Annual Report on Form 10-K for the year ended December 31, 2000, and the "Effectiveness Date" applicable to such additional Registration Statement will be June 1, 2001. Accordingly, if such additional Registration Statement is not filed by such Filing Date or declared effective by such Effectiveness Date, an "Event" will be deemed to have occurred on such date pursuant to Section 2(e) of the Registration Rights Agreement, and the Company will pay any resulting Registration Delay Payments in accordance with such Section; provided that the amount of any monthly Registration Delay Payment so required shall equal 2% of the Deemed Market Value of the Second Vesting Date Shares, rather than 2% of the entire purchase price paid by such Holder. For such purposes, the "Deemed Market value" of the Second Vesting Date Shares for each Purchaser shall equal the number of Second Vesting Date Shares issued (or issuable) to such Purchaser times the greater of (a) the Per Share Market Value (as defined in the Adjustable Warrants) on the applicable Event Date or (b) the Per Share Market Value on the Trading Date prior to the date of payment.

6. Montrose, Master Fund and Strong River (the "Purchaser Parties") hereby fully and unconditionally release and forever discharge the Company and its employees, officers, directors, agents, successors and assigns from any and all claims that any Purchaser Party may have or claim to have against such persons arising out of or resulting from any breach of an agreement between or among any Purchaser Party and the Company (an "Existing Agreement"), which breach is known by such Purchaser Party to have occurred prior to the date hereof. The Company hereby fully and unconditionally releases and forever discharges each Purchaser Party and their investment managers and Brighton Capital, Ltd. and their respective employees, officers, directors, agents, successors and assignees from any and all claims that the Company may have or claim to have against such persons arising out of or resulting from any breach of an Existing Agreement which breach is known by the Company to have occurred prior to the date hereof.

7. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and neither Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this letter agreement.


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8.   This letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

9. This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. A signature delivered by facsimile transmission shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Please sign this letter in the space provided below to indicate your agreement to the foregoing. Except as set forth in this letter, the Closing Warrants, the Callable Warrant and all other Existing Agreements remain in full force and effect in accordance with their respective terms.

MONTROSE INVESTMENTS LTD.
By:  HBK Investments, L.P.,
     Investment Manager


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


HBK MASTER FUND, L.P.
By:  HBK Investments, L.P.,
     Investment Manager


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


STRONG RIVER INVESTMENTS, INC.


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


Agreed and accepted:

NEOTHERAPEUTICS, INC..


By:
       ---------------------------------
Name:
       ---------------------------------
Title:
       ---------------------------------


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                                                                       EXHIBIT A

                         NEW DEBENTURES AND NEW WARRANTS


Proceeds:                     $18 million, payable $10 million at an initial
                              closing, which will occur as soon as practicable after the date of this letter agreement and in any event within 30 days (the "Initial Closing"), and $8 million at a subsequent closing, which will occur at the option of either the Company or a Purchaser six months after the Initial Closing
                              (the "Second Closing").

Documentation:                To the extent applicable and except as expressly
                              provided in this term sheet, (a) the Purchase
                              Agreement governing the sale of the New Debentures and the New Warrants will be substantially similar the Securities Purchase Agreement among the Company and the Purchasers dated April 6, 2000
                              (the "April 2000 Agreement"); (b) the New
                              Debentures and the New Warrants will be
                              substantially similar to the Debentures and the Class A Warrants issued pursuant to the April 2000
                              Agreement, except that the New Warrants will exclude the provisions related to additional shares vesting in connection with the Class B
                              Warrants; and (c) the Company's and the
                              Purchaser's obligations with respect to the Second
                              Closing (including the conditions to the Second
                              Closing) will be governed by a letter agreement substantially similar to the letter agreement among the Company and the Purchasers dated April
                              6, 2000 (the "April 2000 Letter Agreement").

New Debentures:               $18 million in aggregate original principal amount
                              ($10 million at the Initial Closing and $8 million at the Second Closing) of 5% convertible debentures of the Company maturing on the fifty anniversary of issuance.

Initial Conversion Price:     120% of the average Per Share Market Value over
                              the five Trading Days preceding the date of issuance. Subsequent Conversion Price: Beginning
                              90 days after issuance, the Conversion Price will equal the lesser of (a) the Initial Conversion
                              Price or (b) 101% of the average of the ten lowest
                              Per Share Market Values during the 30 Trading Days immediately preceding the conversion date. (The
                              Conversion Price will not vary depending on whether the Company or the Purchasers cause the Second Closing to occur).

Floor Price:                  If the applicable Conversion Price is less than a
                              mutually agreeable floor price (the "Floor
                              Price"), the Company will have the option, exercisable by providing at least 20 Trading Days advance notice, to satisfy any conversion by issuing shares as if the Conversion Price equaled the Floor Price and paying the balance in cash based on the average Per Share Market Value over the five Trading Days preceding the conversion date.


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Optional Redemption:          Upon 20 Trading Days notice, the Company may
                              redeem for cash all outstanding New Debentures at a price equal to 106% of par plus accrued and unpaid interest. The Purchasers may convert before any such redemption becomes effective.

New Warrants:                 At each closing, the Purchaser will receive a 20%
                              warrant coverage (i.e., warrants to purchase a number of shares of Common Stock equal to 20% of the number of shares initially issuable upon conversion of the New Debentures) at an exercise price equal to 125% of the average Per Share
                              Market Value over the five Trading Days preceding the date of issuance. The New Warrants will be exercisable for five years following issuance.

Listing Approval:             The Company will insure that all Common Stock
                              underlying the New Debentures and the New Warrants
                              ("Underlying Shares") are approved for listing on the Nasdaq National Market before the applicable closing date, including by obtaining stockholder approval, if required.

Registration Requirements:    The Company will file a Registration Statement
                              covering all Underlying Shares within 30 days after the applicable closing date. The Company will respond to all SEC comments within ten calendar days of receipt and will use its best efforts to cause each Registration Statement to become effective within 90 days after the applicable closing date. Liquidated damages equal to 2% of the aggregate purchase price for each tranche will be payable monthly following specified "Events" under the Registration Rights
                              Agreement applicable to such tranche.

Per Share Market Value:       Closing bid price per share on the Nasdaq National
                              Market.

Legal Expenses:               Not to exceed $30,000, payable by the Company at
                              the Initial Closing.


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                                                                       EXHIBIT B

                             RIGHT OF FIRST REFUSAL


     The Company shall not, directly or indirectly, without the prior written consent of the Purchasers (which shall not be unreasonably withheld), offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities (a "Subsequent Placement") for a period of one year after the date of this letter agreement, except (a) the granting of options to employees or directors of the Company under any stock option plan duly adopted by the Company, and the issuance of shares upon exercise of such options, (b) the issuance of shares of Common Stock upon exercise of currently outstanding options and warrants and upon conversion of currently outstanding convertible securities of the Company if previously disclosed in writing to the Purchasers, but not with respect to any amendment or modification thereof, (c) shares of Common Stock issuable upon conversion of the New Debentures and exercise of the New Warrants in accordance with the terms thereof, and (d) shares of Common Stock issuable in connection with a Strategic Transaction (as defined below), unless (i) the Company delivers to each Purchaser a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto, and (ii) such Purchaser shall not have notified the Company by 5:30 p.m. (New York City time) on the fifth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to cause such Purchaser to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation; financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the Company of their intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; provided, that the Company shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above, if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason substantially on the terms set forth in such Subsequent Placement Notice within 30 Trading Days after the date of the initial Subsequent Placement Notice shall not have been consummated for any reason substantially on the terms set forth in such Subsequent Placement Notice within 30 Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. The rights of the Purchasers under this paragraph shall apply to each Subsequent Placement contemplated by the Company or such Subsidiary, regardless of any prior waivers or non-participation. For purposes of this paragraph, a "Strategic Transaction" means a transaction or relationship in which the Company issues shares of Common Stock to an entity which is, itself or through its subsidiaries, an operating company in a business related to the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.


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                                                                       EXHIBIT C

                              HBK CLOSING WARRANTS


1. Warrant to purchase 26,250 shares of Common Stock at $12.98 per share (as adjusted pursuant to the terms thereof), dated January 29, 1999, issued in the name of HBK Master Fund L.P. ("Master Fund");

2. Warrant to purchase 48,750 shares of Common Stock at $12.98 per share (as adjusted pursuant to the terms thereof), dated January 29, 1999, issued in the name of Master Fund;

3. Closing Warrant to purchase 63,420 shares of Common Stock at $14.235 per share (as adjusted pursuant to the terms thereof), dated November 19, 1999, issued in the name of Master Fund;

4. Warrant to purchase 52,000 shares of Common Stock at $21.00 per share (as adjusted pursuant to the terms thereof), dated February 25, 2000, issued in the name of Master Fund;

5. Class A Warrant to purchase up to 157,500 shares of Common Stock at $19.672 per share (as adjusted pursuant to the terms thereof), dated April 6, 2000, issued in the name of Montrose Investments Ltd. ("Montrose");

6. Warrant to purchase up to 40,000 shares of Common Stock at $10.47 per share (as adjusted pursuant to the terms thereof), dated September 21, 2000, issued in the name of Montrose; and

7. Closing Warrant to purchase 96,853 shares of Common Stock at $10.13 per share (as adjusted pursuant to the terms thereof), dated September 29, 2000, issued in the name of Montrose.


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                                                                       EXHIBIT D

                          STRONG RIVER CLOSING WARRANTS


1. Closing Warrant to purchase 63,420 shares of Common Stock at $14.235 per share (as adjusted pursuant to the terms thereof), dated November 19, 1999, issued in the name of Strong River;

2. Warrant to purchase 52,000 shares of Common Stock at $21.00 per share (as adjusted pursuant to the terms thereof), dated February 25, 2000, issued in the name of Strong River;

3. Class A Warrant to purchase up to 157,500 shares of Common Stock at $19.672 per share (as adjusted pursuant to the terms thereof), dated April 6, 2000, issued in the name of Strong River;

4. Warrant to purchase up to 40,000 shares of Common Stock at $10.47 per share (as adjusted pursuant to the terms thereof), dated September 21, 2000, issued in the name of Strong River; and

5. Closing Warrant to purchase 96,853 shares of Common Stock at $10.13 per share (as adjusted pursuant to the terms thereof), dated September 29, 2000, issued in the name of Strong River.


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